Exhibit 10.4

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EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is made and entered into as of July 3, 2017 (the “Effective Date”) between Arizona Science and Technology Enterprises LLC, an Arizona limited liability company d/b/a Arizona Technology Enterprises (“AzTE”) and Crestovo LLC, a Delaware limited liability corporation (“Company”).

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WHEREAS, the Arizona Board of Regents for and on behalf of Arizona State University (“ASU”) is the owner of the Patents (as defined below); and

WHEREAS, AzTE has entered into a Master Intellectual Property and License Agreement dated November 1, 2003, pursuant to which AzTE is the exclusive intellectual property management company for ASU, with full power and authority to sublicense and otherwise grant rights to third parties in such intellectual property; and

WHEREAS, AzTE, and Company desire for Company to obtain a license to the Patents for development, marketing, sale and other disposition of Products (as defined below) by Company pursuant to the terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Definitions.

a. “Affiliate” shall mean any corporation or other entity that, as of the Effective Date, directly or indirectly controls, is controlled by, or is under common control with, another corporation or entity. Control means direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other entity. A corporation or other entity shall be an “Affiliate” only so long as such corporation or other entity meets the definition set forth in this Section 1.a. A corporation or entity that meets the definition of Affiliate as of the Effective Date, but does not meet such definition at some point thereafter, shall no longer enjoy any license or other benefits accorded to an Affiliate under this Agreement as of the date that such corporation or entity ceases to meet the definition of Affiliate.

b. “Combination Product” shall mean any Product sold or used in combination with one or more other products which are not Products.

c. “Field” shall mean all fields.

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d. “First Commercial Sale” shall mean the first commercial sale of any Product by Company or any of its Sublicensees or Affiliates following regulatory approval of such Product for the country in which the sale is to be made.

e. “License Year” shall mean the one year period from the Effective Date of this Agreement or an anniversary thereof to the next anniversary of the Effective Date.

f. “Major Market Country” means the United States, England, France, Germany, Italy, Spain or Japan.

g. “Net Sales” shall mean [***].

h. “Patent” or “Patents” shall mean any and all of ASU’s or AzTE’s rights in: (i) the United States and foreign patents and/or patent applications listed in Exhibit A hereto; (ii) any and all patents issuing from the foregoing; (iii) any and all claims of continuation-in-part applications that claim priority to any one of the United States patent applications listed in Exhibit A, but only where such claims are directed to subject matter specifically described in the patent applications or patents listed above, and such claims in any patents issuing from such continuation-in-part applications; (iv) any and all divisionals, continuations, reissues, re-examinations, renewals, substitutions, or extensions of the foregoing, and (v) any foreign patent applications, foreign patents or related foreign patent documents that are directed to the subject matter specifically described in the patents or patent applications referred to in clauses (i), (ii), (iii) or (iv) above, and the resulting patents. Notwithstanding the preceding definition, Patent and Patents shall not include any patents or patent applications based on research conducted after the Effective Date, except as otherwise agreed in a separate writing. All United States and foreign patents and patent applications falling within the definition of Patent that are jointly owned by ASU and one or more third parties as of the Effective Date are identified on Exhibit A. [***].

i. “Product” shall mean any product or service (or component thereof) the manufacture, use, sale, offering for sale, importation, or exportation of which, but for the license granted herein, would infringe one or more Valid Claims of a Patent.

j. “Sublicensee” shall mean any corporation, entity, or person to whom Company has granted a sublicense of some or all of its rights under Section 2(a) of this Agreement.

k. “Territory” shall mean worldwide.

l. “Third Party” shall mean any corporation, entity or person other than Company, Sublicensees or their Affiliates.

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1.14 “Valid Claim” shall mean (a) a claim of an issued and unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application that was filed and has been prosecuted in good faith and has not been (i) cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or refiling of such application, or (ii) pending for more than [***] since such claim was first presented or is the result of amending another claim pending for more than [***] (either in the same application or in another application in the same jurisdiction) so as to add or delete an obvious limitation, so as to make a trivial or nonsubstantive change, or so as to change a matter of form. In the case of (ii) in the preceding sentence, if a patent subsequently issues including such claim after such [***] time period, such claim shall fall within the definition of Valid Claim in accordance with clause (a) of this definition from and after the date of issuance of such patent including such claim.

2. License Grant.

a. AzTE hereby grants to the Company, upon and subject to all the terms and conditions of this Agreement (including Section 3 hereof):

(i) an exclusive, worldwide license under the Patents to make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import, have imported, export or have exported Products in the Field and throughout the Territory.

b. AzTE hereby grants to Company the right to grant sublicenses through multiple tiers of not greater scope than granted herein, provided that: (i) the Sublicensee agrees to abide by and be subject to all the relevant terms and provisions of this Agreement applicable to the Sublicensee; (ii) in the event any Sublicensee (or any corporation, entity or person acting on its behalf) initiates any proceeding or otherwise asserts any claim challenging the validity or enforceability of any Patent in any court, administrative agency or other forum, Company shall, upon written request by AzTE, terminate forthwith the sublicense agreement with such Sublicensee, and the sublicense agreement shall provide for such right of termination by Company; (iii) Company remains fully liable for the performance of its and its Sublicensee’s obligations hereunder; (iv) Company notifies AzTE of any grant of a sublicense and provides to AzTE, upon request, a copy of any sublicense agreement and English translation, if necessary, promptly after execution thereof; provided that Company may redact any confidential, financial or sensitive information of Company or the Sublicensee included within the proposed sublicense agreement to remove provisions which are not necessary to monitor compliance with this Section 2(b); and (v) no such sublicense agreement shall relieve Company of its obligations under Section 6 hereof, nor relieve Company of its obligations to pay AzTE any and all license fees, royalties and other payments due under the Agreement, including but not limited to under Sections 4, 5 and 11 of this Agreement. Further, each sublicense agreement must comply with all applicable laws and governmental regulations. The terms of any such sublicense agreement shall be confidential information of Company. In connection therewith, AzTE shall keep all such copies of the sublicense agreement in its confidential files, shall not disclose the terms of any such sublicense agreement to any third party, and shall use such sublicense agreement solely for the purpose of monitoring Company’s and such Sublicensee’s compliance with their respective obligations under this Agreement and enforcing AzTE’s rights under this Agreement.

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c. All rights and licenses granted by AzTE to Company under this Agreement are subject to (i) any limitations imposed by the terms of any government grant, government contract or government cooperative agreement applicable to the technology that is the subject of this Agreement, and (ii) applicable requirements of 35 U.S.C. Sections 200 et seq., as amended, and implementing regulations and policies. Without limitation of the foregoing, Company agrees that, to the extent required under 35 U.S.C. Section 204, any Product used or sold by Company, Sublicensees and their Affiliates in the United States will be manufactured substantially in the United States. In addition, Company agrees that, to the extent required under 35 U.S.C. Section 202(c)(4), the United States government is granted a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any Patent throughout the world.

d. For the sake of clarity, nothing in this Agreement shall involve the provision of any services by ASU or AzTE.

e. All rights not specifically granted herein are reserved to AzTE. Except as expressly provided under this Section 2, no right or license is granted (expressly or by implication or estoppel) by AzTE to Company or its Affiliates or Sublicensees under any tangible or intellectual property, materials, patent, patent application, trademark, copyright, trade secret, know-how, technical information, data or other proprietary right.

3. Reservation of Rights for Research Purposes; Freedom of Publication.

a. AzTE reserves the right for itself and ASU to practice the Patents, to the extent Patents are exclusively licensed hereunder, for academic research and educational purposes in the Field to the extent required by ABOR 6-908.

b. Company acknowledges that ASU is dedicated to free scholarly exchange and to public dissemination of the results of its scholarly activities. ASU and its faculty and employees shall have the right to publish, disseminate or otherwise disclose any information relating to its research activities.

4. Fees, Royalties and Payment.

a. Reserved.

b. In consideration of the licenses and rights granted under Section 2.a and Section 2.b of this Agreement, the Company shall pay to AzTE the following nonrefundable, non-recoverable and non-creditable amounts:

(i) License Fee. A nonrefundable, non-recoverable and non-creditable license fee in the sum of $10,000.00, payable upon execution of this Agreement;

(ii) Annual Fee. There will be no annual fee; and

(iii) Royalties.

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(A) With respect to sales of Products by Company, Sublicensees or their Affiliates, in the Territory, commencing with the First Commercial Sale of such Products in the Territory, a nonrefundable and non-recoverable royalty of (the intention of the parties being that sales by Sublicensees and Affiliates are cumulative to Company and AzTE shall receive the same royalty payment from such sales as it would have received had such sales been by Company):

(1) [***] on Net Sales of Products.

(B) Notwithstanding the foregoing, the Company shall pay to AzTE a nonrefundable and non-recoverable minimum royalty payment in the amount of (i) [***] on or before each of the [***] of the Effective Date, and (ii) [***] on or before the [***] anniversary and on or before each anniversary of the Effective Date thereafter. Each such minimum royalty payment may be credited against earned royalties accrued during the same License Year in which the minimum royalty payment is due and payable. To the extent minimum royalty payments exceed the earned royalties accrued during the same License Year, this excess amount cannot be carried over to any other year, either to decrease the earned royalties due in that year or to decrease the minimum royalty payments due in that year.

(C) If the manufacture, use, sale, offering for sale, importation, or exportation of any Product would infringe more than one of the Patents, multiple royalties shall not be due.

(D) The royalty obligations of Company shall continue on a country-by-country basis as to each Product until the expiration or termination of the last to expire of a Valid Claim within Patents that covers such Product in that country (the “Royalty Term”).

c. Other Payments. [***] of any and all other [***], including without limitation, [***] in each case received by Company from Sublicensees [***] for the grant of any sublicense by Company of the Patents pursuant to Section 2(b) of this Agreement. Such amounts shall be payable and due to AzTE within [***] of the end of each calendar quarter in which such amounts are received. Notwithstanding the foregoing, Company shall not be obligated to pay on amounts Company receives from a Sublicensee [***] (“Sublicense Non-Royalty Income”). [***]. In the event AzTE disagrees with the determination made by Company, AzTE shall so notify Company within [***] of receipt of Company’s report, and the Parties shall meet to discuss and resolve such disagreement in good faith. If the Parties are unable to agree in good faith as to such fair market value within [***] days, then (a) the matter shall be submitted in accordance with the dispute resolution process set forth in Section 25, and (b) AzTE shall not be entitled to terminate this Agreement until such matter is fully determined by a court of competent jurisdiction. For the avoidance of doubt, Company shall not, without a reasonable factual basis, structure, label or treat any consideration that would otherwise qualify as Sublicense Non-Royalty Income as qualifying for any of the exceptions detailed in clauses (i) through (v) of this Section in order to avoid paying AzTE any payment that would otherwise be due pursuant to Section 5(c) of this Agreement.

d. Development Milestone Payments. In the event that the Company, Sublicensees, or their Affiliates develops a Product for potential commercial sale in the Territory, then, on a Product-by-Product basis, Company shall pay to AzTE a one-time, nonrefundable, non-recoverable and non-creditable milestone payment of [***] for the First Commercial Sale of such

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Product in each Major Market Country. This payment shall be due as follows: [***].

e. Reserved.

f. Reserved.

g. No Non-Monetary Consideration. Without AzTE’s prior written consent, Company, Sublicensees and Affiliates of the foregoing, shall not solicit or accept any consideration for the sale of any Product other than as will be accurately reflected in Net Sales. Furthermore, Company shall not enter into any transaction with any Affiliate that would circumvent its monetary or other obligations under this Agreement.

h. Reserved.

i. Reserved.

j. Commercial Sales Milestone. In the event that the Company Sublicensees or their Affiliates sell Products so that the sum of all worldwide aggregate Net Sales of all Products in all Fields in all quarters and years is equal to or greater than [***], the Company shall pay AzTE a one-time, nonrefundable, non-recoverable and non-creditable milestone payment of [***] within [***] of the time that the Company reaches such milestone.

5. Reports and Payments.

a. Within [***] after the first business day of each calendar quarter of each License Year of this Agreement, Company shall submit to AzTE a written report with respect to the preceding calendar quarter (the “Payment Report”) stating:

(i) Net Sales of Products by Company, Sublicensees and their Affiliates during such calendar quarter, together with detailed information sufficient to permit AzTE to verify the accuracy of reported Net Sales, including Product names, country where manufactured, country where sold, actual selling price, and units sold;

(ii) Amounts accruing to, and amounts received by, Company from its Sublicensees during such calendar quarter together with the respective payment reports received by Company from any Sublicensees; and

(iii) A calculation under Section 4 of the amounts due to AzTE, making reference to the applicable subsection thereof.

b. Simultaneously with the submission of each Payment Report, Company shall make payments to AzTE of the amounts due for the calendar quarter covered by the Payment Report. Payment shall be by check payable to Arizona Technology Enterprises and sent to the following address:

Arizona Technology Enterprises

SkySong – Arizona State University

1475 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85257-3538

Attn: Director of Finance

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or to such other address as AzTE may specify by notice hereunder, or, if requested by AzTE, by wire transfer of immediately available funds by Company to:

Arizona Science and Technology Enterprises LLC

Wells Fargo

100 West Washington Street

Phoenix, AZ 85003

[***]

[***]

Other identifying info: include invoice #, contract #

or to such other bank and account identified by notice to Company by AzTE. Company is required to send the Payment Report whether or not any payments are due.

c. In the event that this Agreement terminates or expires, Company shall pay AzTE any and all amounts on Products manufactured on or before the date of such termination or expiration, together with a Payment Report for such payments in accordance with Section 5a hereof. Nothing in the foregoing shall be deemed to satisfy any of Company’s other obligations under this Agreement upon termination or expiration.

d. Minimum royalty payments are payable within [***] of the applicable anniversary of the Effective Date in which the minimum royalty is due.

e. With respect to revenues obtained by Company in foreign countries, Company shall make royalty payments to AzTE in the United States in United States Dollars. Royalty payments for transactions outside the United States shall first be determined in the currency of the country in which they are earned, and then converted to United States dollars using the buying rates of exchange [***]. Any and all loss of exchange value, taxes, or other expenses incurred in the transfer or conversion of foreign currency into U.S. dollars, and any income, remittance, or other taxes on such royalties required to be withheld at the source shall be the exclusive responsibility of Company, and shall not be used to decrease the amount of royalties due to AzTE. Royalty statements shall show sales both in the local currency and U.S. dollars, with the exchange rate used clearly stated.

f. Company shall maintain usual books of account and records showing its actions under this Agreement, and sufficient to determine Company’s compliance with its obligations hereunder. Upon reasonable notice, but not more than once per calendar year, AzTE may have an independent certified public accountant or independent auditor, and an attorney (each as to whom Company has no reasonable objection) inspect and copy such books and records for purposes of verifying the accuracy of the amounts paid under this Agreement. The review may cover a period of not more than [***] before the first day of the calendar year in which the review

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is requested. In the event that such review shows that Company has underpaid royalties by [***] or more with respect to any calendar year, Company shall pay, within [***] after demand by AzTE, the costs and expenses of such review (including the fees charged by AzTE’s accountant and attorney involved in the review), in addition to amount of any underpayment and any interest (at the rate described in Section 5g below) thereon. Company agrees to cooperate fully with AzTE’s accountant or auditor and attorney in connection with any such review. During the review, Company shall provide AzTE’s accountant or auditor and attorney with all information reasonably requested, including without limitation, information relating to sales, inventory, manufacturing, purchasing, transfer records, customer lists, invoices, purchase orders, sales orders, shipping documentation, royalty reports (including those from Sublicensees), cost information, pricing policies, and agreements with and relevant financial information from other parties (including Sublicensees and their Affiliates, as well as Affiliates of Company).

g. Notwithstanding anything to the contrary in this Agreement (including Section 15b), and without limiting any of AzTE’s rights and remedies hereunder, any payment required hereunder that is made late (including unpaid portions of amounts due) shall bear interest, [***]. Any interest charged or paid in excess of the maximum rate permitted by applicable law shall be deemed the result of a mistake and interest paid in excess of the maximum rate shall be credited or refunded (at the Company’s option) to Company.

h. [***].

6. Diligence.

a. [***]:

b. Notwithstanding any other provisions of this Agreement, failure to achieve any of Company’s diligence obligations under this Section AzTE will have the option to terminate all of the licenses granted under Section 2 in accordance with Section 16 of this Agreement (including the cure period set forth therein), or to convert any or all of such exclusive licenses to nonexclusive licenses with no right to grant further sublicenses and no right to initiate legal proceedings pursuant to Section 11.

c. If requested by AzTE, no less often than every [***] after the Effective Date of this Agreement, Company shall report in writing to AzTE on progress made toward the diligence objectives set forth above.

7. Confidentiality.

a. Except to the extent required to discover, research, develop, manufacture, use, sell, have sold, offer for sale, import, export, (sub)license, distribute, rent or lease Products in the Field, Company will treat as confidential any know-how, technical information and data disclosed in any Patent (to the extent not publicly available), and will not disclose or distribute the same to any third party without AzTE’s written permission other than to its Affiliates or to Company’s or its Affiliates’ respective employees, directors, officers, financial and technical

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advisors, shareholders, prospective investors, lenders, prospective lenders, sublicensees, prospective sublicensees, contractors, prospective acquirers, acquirers, legal counsel, auditors and valuation firms, which have agreed to maintain the confidentiality of such information in accordance with this Section.

b. AzTE will treat as confidential all reports, statements and other information delivered to it by the Company or any other information relating to the Company, its Sublicensees, Affiliates of any of the foregoing otherwise obtained by activities contemplated under this Agreement, and will use such reports, statements and other information solely to monitor and enforce its rights under this Agreement and will not distribute the same to any third party without the Company’s written permission other than AzTE employees, officers employees of ASU and ASU Enterprise Partners, AzTE consultants, the AzTE board of directors, legal counsel, auditors, and valuation firms, which have agreed to maintain the confidentiality of such information in accordance with this Section.

c. The obligations of confidentiality under this Section 8 do not apply to any information that the receiving party can demonstrate:

(i) was known to the receiving party prior to receipt thereof from the disclosing party;

(ii) was or becomes a matter of public information or publicly available through no act or failure to act on the part of the receiving party;

(iii) is acquired by the receiving party from a corporation, entity, or person entitled to disclose it to the receiving party without obligation of confidentiality; or

(iv) was discovered or developed independently by the receiving party without reference to or use of the confidential information, as evidenced by contemporaneous written records.

8. Representations and Warranties; Disclaimer of Warranties; Limitations of Liability.

a. AzTE represents and warrants that: (a) except as set forth in Exhibit A, ASU solely and exclusively owns the patents and applications included within the Patents; (b) AzTE has the power and authority to grant the licenses provided for herein to Company, and that it has not earlier granted, or assumed any obligation to grant, any rights in the Patents to any third party that would conflict with the rights granted to Company herein; and (c) this Agreement constitutes the legal, valid and binding obligation of AzTE, enforceable against AzTE in accordance with its terms.

b. EXCEPT AS EXPRESSLY SET FORTH HEREIN, AZTE IS LICENSING THE PATENTS, AND THE SUBJECT OF ANY OTHER LICENSE HEREUNDER, ON AN “AS IS” BASIS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER AZTE, ASU, THE ARIZONA BOARD OF REGENTS, ASU ENTERPRISE PARTNERS, THE STATE OF ARIZONA NOR THEIR REGENTS, FELLOWS, OFFICERS, EMPLOYEES, STUDENTS OR

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AGENTS (INDIVIDUALLY “AZTE PARTY” AND COLLECTIVELY “AZTE PARTIES”), MAKE ANY WARRANTIES EITHER EXPRESS OR IMPLIED OF ANY KIND, AND HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND AS TO THE PATENTS, PRODUCTS AND/OR ANYTHING DISCOVERED, DEVELOPED, MANUFACTURED, USED, SOLD, OFFERED FOR SALE, IMPORTED, EXPORTED, DISTRIBUTED, RENTED, LEASED OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED HEREUNDER, INCLUDING BUT NOT LIMITED TO: ANY WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS, ADEQUACY OR SUITABILITY FOR A PARTICULAR PURPOSE, USE OR RESULT; ANY WARRANTIES AS TO THE VALIDITY, ENFORCEABILITY, SCOPE OR BREADTH OF ANY PATENT; ANY WARRANTIES RELATED TO THE PREPARATION, FILING, PROSECUTION, AND MAINTENANCE OF ANY PATENT, AND ANY WARRANTIES OF FREEDOM FROM INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS, TRADE SECRETS OR OTHER PROPRIETARY RIGHTS OF ANY PARTY. Company has not relied on any oral or written statements or any other materials provided by the AzTE Parties (including, without limitation, any researchers or faculty members) in connection with this Agreement and Company affirms that the decision to enter into this Agreement is based solely on Company’s independent due diligence.

c. In no event shall the AzTE Parties have any liability to Company, Sublicensees or Affiliates of the foregoing, or any Third Party arising out of the use, operation or application of the Patents, Products, or anything discovered, developed, manufactured, used, sold, offered for sale, imported, exported, distributed, rented, leased or otherwise disposed of under any license granted hereunder by Company, Sublicensees or Affiliates of the foregoing, or any Third Party for any reason, including but not limited to, the unmerchantability, inadequacy or unsuitability of the Patents, Products and/or anything discovered, developed, manufactured, used, sold, offered for sale, imported, exported, distributed, rented, leased or otherwise disposed of under any license granted hereunder for any particular purpose or to produce any particular result, or for any latent defects therein.

d. In no event will the AzTE Parties or the Company be liable to the other party or its Affiliates or Sublicensees, or to any Third Party, for any consequential, incidental, special or indirect damages (including, but not limited to, from any destruction to property or from any loss of use, revenue, profit, time or good will) based on activity arising out of or related to this Agreement, whether pursuant to a claim of breach of contract or any other claim of any type.

e. [***].

f. The parties hereto acknowledge that the limitations and exclusions of liability and disclaimers of warranty set forth in this Agreement form an essential basis of the bargain between the parties and are reasonable under the circumstances.

9. Prohibition Against Use of AzTE’s Name; Press Release.

Company will not use the name, insignia, or symbols of AzTE, ASU, its faculties or departments, or any variation or combination thereof, or the name of any regent, director, faculty member, other employee, or student of AzTE or ASU for any purpose whatsoever without AzTE’s

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prior written consent. The foregoing notwithstanding, without the consent of AzTE, Company may indicate that it is licensed by AzTE or ASU under the Patents and identify the inventors, their affiliation with AzTE or ASU, and their relationship to Company, and further, Company may comply with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States and state securities laws. Neither AzTE nor ASU shall use the name of Company or its Affiliates or Sublicensees in any promotional material or other public announcement or disclosure without the prior written consent of Company or its Affiliates or Sublicensees (as applicable). The parties will discuss in good faith issuing a joint press release to announce the execution of this Agreement after Licensee publicly discloses the initiation of the first clinical study of a Product in autism spectrum disorder or when Company’s clinical development activities in autism spectrum disorder become publicly available, whichever is sooner.

10. Compliance with Governmental Obligations.

a. Notwithstanding any provision in this Agreement, AzTE disclaims any obligation or liability arising under the license provisions of this Agreement if Company or an Affiliate is charged in a governmental action for not complying with, or fails to comply with, governmental regulations in the course of taking steps to bring any Product to a point of practical application.

b. Company and its Affiliates shall comply upon reasonable notice from AzTE with all governmental requests directed to either AzTE or Company or its Affiliates and provide all information and assistance necessary to comply with the governmental requests.

c. Company and its Affiliates shall ensure that research, development, manufacturing and marketing under this Agreement complies with all government regulations in force and effect including, but not limited to, Federal, state, and municipal legislation.

11. Patent Prosecution and Maintenance; Litigation.

a. AzTE, by counsel it selects to whom Company has no reasonable objection, in consultation with counsel appointed by the Company, will prepare, file, prosecute and maintain all Patents in AzTE’s name and in countries designated by the Company. The parties agree that the initial patent counsel shall be [***]. The parties agree that consultation between the parties relating to the Patents under this Section 11 shall be pursuant to a common interest in the validity, enforceability and scope of the Patents. Each party shall treat such consultation, along with any information disclosed by the other party in connection therewith (including any information concerning patent expenses), on a strictly confidential basis, and shall not disclose such consultation or information to any party without the other party’s prior written consent; provided that (i) Company shall be entitled to disclose such consultation or information to its Affiliates or Company’s or its Affiliates’ respective legal counsel, sublicensees, prospective sublicensees, acquirers or prospective acquirers; and (ii) such consultation or information shall be subject to the exceptions set forth in Section 7(c). Company shall have reasonable opportunities to advise AzTE and shall cooperate with AzTE in such filing, prosecution and maintenance, and AzTE shall not unreasonably refuse to accept Company’s suggestions and advice. AzTE may, in its discretion, decline to apply for, prosecute or maintain any Patents in any country, but shall give timely (in

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light of any applicable filing deadlines) notice to Company of any such determination, whereupon Company may (but shall not be obligated to) undertake such action, in the name and on behalf of AzTE, at its own expense. AzTE agrees to cooperate with Company as reasonably necessary to permit Company to be able to prosecute or maintain any Patents in those countries that AzTE declines to undertake action.

b. Company will reimburse AzTE for the actual fees, costs, and expenses AzTE has incurred prior to the Effective Date and will pay the actual fees, costs, and expenses that AzTE incurs following the Effective Date in preparing, filing, prosecuting and maintaining the Patents, including without limitation, attorneys’ fees, the costs of any interference proceedings, oppositions, reexaminations, or any other ex parte or inter partes administrative proceeding before patent offices, taxes, annuities, issue fees, working fees, maintenance fees and renewal charges. If Company fails to pay all fees and expenses for any country in the Territory or elects not to pursue patent protection for a Patent in any country in the Territory, AzTE shall have the right, but not the obligation, to pursue and maintain such Patent in such country at AzTE’s expense; provided that such country shall no longer be a part of the Territory for such Patent and that AzTE shall have the right, in its discretion, to license the such Patent in such country to any third party on any terms it so desires without any accounting or notice to Company. AzTE, using reasonable efforts, estimates that patent expenses incurred before the Effective Date under Section 12a in connection with the Patents set forth in Exhibit A are approximately [***], and shall be reimbursed in full by Company to AzTE within five (5) business days after the Effective Date. Patent expenses incurred by AzTE after such date shall be reimbursed to AzTE by Company within [***] of receiving an invoice from AzTE.

c. If elections with respect to obtaining patent term extensions (including, without limitation, any available pediatric extensions) or supplemental protection certificates or their equivalents in any country with respect to Patents are available, Company shall have the sole and exclusive right to make any such elections based on Products. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book or Purple Book (including, without limitation, any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or orphan exclusivity periods, and all equivalents in any country), Company shall have the sole and exclusive right to seek and maintain all such data exclusivity periods available for the Products. With respect to all of the rights and activities identified in this Section 11(c), AzTE hereby appoints Company as its agent for such purposes with the authority to act on AzTE’s behalf with respect to the Patents in a manner consistent with this Agreement.

d. Subject to Section 11d, Company shall have the first right to initiate, control, defend and/or settle any proceedings involving the validity, enforceability or infringement of any Patents when in its sole judgment such action may be necessary, proper, and justified. As part of any settlement, and subject to Section 11d, Company is empowered to grant a sublicense to the Patents on terms it determines in its sole judgment are necessary, proper, and justified. If Company elects not to initiate, control, or defend any proceedings described above, Company shall promptly notify AzTE, and AzTE may defend or bring such action at its own expense, in its own name and entirely under its own direction and control.

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e. Each party shall promptly notify the other party if it becomes aware of a Third Party who is selling a product that infringes an issued patent falling within the definition of Patents (a “Third Party Infringer”). In such event, upon written notice to AzTE, Company shall have the first right, but not the obligation, to initiate legal proceedings or issue a demand letter (or take such other action which could result in the filing of a declaratory judgment action by such Third Party Infringer) against any such Third-Party Infringer in its own name and at Company’s sole expense (and AzTE shall join such lawsuit as a party plaintiff if necessary). Notwithstanding the foregoing, Company’s rights under this Section 11d shall apply only to claims of Patents that are exclusively licensed to Company under this Agreement and only in the Field and Territory which are exclusively licensed to Company under this Agreement. If within [***] after having been notified of any alleged infringement Company is unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, then AzTE shall have the right, but shall not be obligated, under its own control and at its own expense, to prosecute any infringement of the Patents.

f. If a declaratory judgment action is brought naming AzTE, ASU or Company or any of its Affiliates or Sublicensees as a defendant and alleging invalidity, unenforceability or non-infringement of any Patents, Company or AzTE, as the case may be, shall promptly notify the other Party in writing and Company may elect, upon written notice to AzTE within [***] after receiving or giving notice of the commencement of such action, to take over the sole control of such action at its own expense. If Company does not defend any such action, then AzTE shall have the right, but shall not be obligated, to defend such action at AzTE’s expense.

g. Any recovery, whether by way of settlement, sublicense or judgment, from a Third-Party Infringer pursuant to an actual or threatened legal proceeding initiated in accordance with Section 11(e) shall first be used to reimburse the party initiating such legal proceedings for its actual fees, costs and expenses incurred in connection with such proceeding. The balance of such recovery, including any ongoing royalty obligations, shall be divided [***]. Notwithstanding anything to the contrary in this Agreement, Company shall not be obligated to pay any amounts to AzTE other than as specified in this Section 11(g) with respect to the grant of a sublicense under any Patents to Third-Party Infringer(s), including any ongoing royalty obligations.

h. In the event a party initiates or defends a legal proceeding concerning any Patent pursuant to Section 11, the other party shall cooperate fully with and supply all assistance reasonably requested by the party initiating or defending such proceeding, including without limitation, joining the proceeding as a party if requested. The party that institutes any legal proceeding concerning any Patent pursuant to Section 11 shall have sole control of that proceeding.

i. Company shall have the continuing responsibility to notify AzTE if Company is not a small entity under the provisions of 15 U.S.C. Section 632 as applied in 35 U.S.C. Section 41(h).

12. Indemnity and Insurance.

a. Company will indemnify, defend, and hold harmless the AzTE Parties, from and against any and all third party actions, suits, claims, demands, prosecutions, liabilities, costs, expenses, damages, deficiencies, losses or obligations (including attorneys’ fees) based on, arising out of, or relating to this Agreement, including, without limitation, (i) the breach of this Agreement,

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(ii) the discovery, development, manufacture, packaging, use, sale, offering for sale, importation, exportation, distribution, rental or lease of Products, (iii) the use of Patents by Company, Sublicensees or their Affiliates, (iv) any representation made or warranty given by Company, Sublicensees or their Affiliates with respect to Products or Patents, (v) any infringement claims arising from Company’s, or one of its Sublicensees’, or one of their respective Affiliates or customers’, use or other exploitation of Products or Patents and (vi) any asserted violation of the Export Laws (as defined in Section 14 hereof) by Company, Sublicensees or their Affiliates; in each case except to the extent caused by any act or omission of the AzTE Parties. Company shall reimburse AzTE for the actual fees, costs, and expenses (including attorneys’ fees) that it may incur in enforcing this provision.

b. Commencing as of the initiation of the first clinical trial of a Product, Company shall obtain and thereafter maintain, during the remainder of term of this Agreement, commercial general liability insurance (including product liability and contractual liability insurance applicable to Company’s indemnity obligations under Section 12a) with reputable and financially secure insurance carriers to cover the activities of Company, Sublicensees and their Affiliates, for minimum limits of $[***] combined single limit for bodily injury and property damage per occurrence and in the aggregate. Such insurance shall include AzTE, its trustees, faculty, officers, employees and agents as additional insureds. Upon AzTE’s request, Company shall furnish a certificate of insurance evidencing such coverage, and provide at least thirty days written notice to AzTE of cancellation or material change in coverage. The minimum amounts of insurance coverage required herein shall not be construed as creating any limitation on the Company’s indemnity obligation under Section 12a of this Agreement.

c. Company’s insurance shall be primary coverage; any insurance AzTE may purchase shall be excess and noncontributory. The Company’s insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement.

d. Company shall at all times comply with all statutory workers’ compensation and employers’ liability requirements covering its employees with respect to activities performed under this Agreement.

13. Marking.

To the extent commercially feasible and consistent with prevailing business practices, Company shall mark, and shall cause its Affiliates and Sublicensees to mark, all Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patents that applies to such Product in accordance with applicable laws.

14. Export Control Laws.

Company agrees to comply with U.S. export laws and regulations pertaining to the export of technical data, services and commodities, including the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.), the regulations administered by the Treasury Department’s Office of Foreign Assets Control (31 C.F.R. § 500, et seq.), and the Anti-Boycott Regulations (15 C.F.R. § 760) (collectively, the “Export Laws”). The parties shall cooperate with each other to facilitate compliance with the Export Laws.

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Company understands that sharing controlled technical data with non-U.S. persons is an export to that person’s country of citizenship that is subject to the Export Laws, even if the transfer occurs in the United States. Company shall obtain any necessary U.S. government license or other authorization required pursuant to the Export Laws for the export or re-export of any commodity, service or technical data covered by this Agreement, including technical data acquired from AzTE pursuant to this Agreement and products created as a result of that data.

15. Breach and Cure.

a. In addition to applicable legal standards, Company could, depending on the facts and circumstances applicable at the time, be deemed to be in material breach of this Agreement for: (i) failure to pay fully and promptly amounts due pursuant to Section 4 (including without limitation, the minimum royalties under subsection b(iii)(B) thereof) and payable pursuant to Section 5; (ii) failure of Company to meet any of its obligations under Section 6 of this Agreement; (iii) failure to comply with governmental requests directed to AzTE or Company pursuant to Section 10(b); (iv) failure to reimburse AzTE for or pay fully and promptly the costs of prosecuting and maintaining Patents pursuant to Section 11; (v) failure to obtain and maintain insurance in the amount and of the type provided for in Section 12; and (vi) failure to comply with the Export Laws under Section 14.

b. Either party shall have the right to cure its material breach, but only if the material breach can be cured. The cure shall be effected within a reasonable period of time but in no event later than [***] after notice of any breach given by the non-breaching party.

16. Term of Agreement.

a. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the expiration of the Royalty Term for all countries in the Territory, unless earlier terminated in accordance with this Section.

b. Unless terminated earlier under any provision of this Agreement, upon the expiration of Company’s royalty obligations with respect to a Product in a country, the license grants contained in Sections 2 shall become fully paid-up, royalty-free, perpetual and irrevocable for such Product in such country.

c. This Agreement may be terminated by the Company: (i) for any reason and without cause upon [***] written notice to AzTE, or (ii) upon written notice to AzTE for AzTE’s material breach of the Agreement and AzTE’s failure to cure such material breach in accordance with Section 15(b). For the sake of clarity, termination by Company under clause (i) shall not constitute any grounds for liability whatsoever to AzTE; provided, however, that Company shall remain responsible for any outstanding obligations under the Agreement, including any payments accrued as of the date of such termination. Termination under clause (ii) shall be effective upon date of notice sent pursuant to Section 17.

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d. The licenses granted under this Agreement may be terminated by AzTE: (i) upon [***] written notice to Company if AzTE elects to terminate in accordance with Section 6(b); (ii) upon written notice to Company for Company’s material breach of the Agreement and Company’s failure to cure such material breach within the time specified in Section 15(b), but only if the breach is such that it can be cured; (iii) in the event Company becomes insolvent or is generally not paying its debts as such debts become due; (iv) in the event Company ceases to conduct business as a going concern; and (v) in the event Company (or any entity or person acting on its behalf) initiates any proceeding or otherwise asserts any claim challenging the validity or enforceability of any Patent in any court, administrative agency or other forum. Termination under clauses (ii) – (v) shall be effective upon date of notice sent pursuant to Section 17.

e. Upon any termination of this Agreement pursuant to Section 16d, provided that a Sublicensee is not in material breach of its sublicense agreement, AzTE shall grant to such Sublicensee license rights and terms equivalent to the sublicense rights and terms which Company previously granted to such Sublicensee.

f. Sections 1, 5c, 5f, 5g, 5h, 7, 8, 9, 10(a), 12, 16e, 16f, 16g, 16h, 16i, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 will survive any termination or expiration of this Agreement.

g. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, Company’s obligation to pay all amounts due and payable prior to such termination under Sections 4 (including the minimum royalties accrued under subsection b(iii)(B) thereof), 5 and 11 hereof.

h. Upon any termination of this Agreement for any reason other than the Company’s failure to cure a material breach of this Agreement under Section 16(d), Company, Sublicensees and their Affiliates shall have the right to dispose of Products or substantially completed Products then on hand, and to complete orders for Products then on hand, and royalties shall be paid to AzTE with respect to such Products as though this Agreement had not terminated.

i. Notwithstanding anything to the contrary in this Agreement, to the extent the manufacture of a Product is covered by a Valid Claim of an issued patent within the definition of Patents and occurs prior to the expiration of such issued patent, the sale of that Product after the expiration date of the issued patent shall still constitute a royalty-bearing sale under Section 4 if it meets the requirements thereunder.

17. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and shall be considered given (i) when mailed by certified mail (return receipt requested), postage prepaid, or (ii) on the date of actual delivery by hand or overnight delivery, with receipt acknowledged, if to AzTE:

Arizona Technology Enterprises

SkySong – Arizona State University

1475 N. Scottsdale Road, Suite 200

Scottsdale, Arizona 85257-3538

Attn: Chief Executive Officer

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if to Company:

Crestovo LLC

161 First Street, Suite 3b

Cambridge, MA 02142

Attn: Chief Executive Officer

or to such other address as a party may specify by notice hereunder.

18. Assignment. Except as set forth below and with respect to sublicense agreements granted in accordance with Section 2(b), this Agreement (or any rights, interests, or obligations set forth hereunder) shall not be assignable by either party (or transferred by operation of law) without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Company may assign this Agreement to an Affiliate or in connection with a merger, consolidation, liquidation, restructuring, or otherwise by operation of law, or the sale of all or substantially all of the assets of the Company to which this Agreement relates without the prior written consent of AzTE. Notwithstanding the foregoing, the parties agree that at any time, AzTE may assign its rights and obligations to a successor intellectual property management company that is an affiliate of ASU or to ASU. Any attempt to assign without compliance with this provision shall be void.

19. Waiver and Election of Remedies. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party thereafter of the right to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing and signed by an authorized representative of the party against which such waiver is being sought. The pursuit by either party of any remedy to which it is entitled at any time or continuation of the Agreement despite a breach by the other shall not be deemed an election of remedies or waiver of the right to pursue any other remedies to which it may be entitled.

20. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns to the extent assignment is permitted under this Agreement.

21. Independent Contractors. It is the express intention of the parties that the relationship of AzTE and the Company shall be that of independent contractors and shall not be that of agents, partners or joint venturers. Nothing in this Agreement is intended or shall be construed to permit or authorize either party to incur, or represent that it has the power to incur, any obligation or liability on behalf of the other party.

22. Entire Agreement; Amendment. This Agreement, together with the Exhibits, sets forth the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, concerning such subject matter. This Agreement may be amended only by written agreement duly executed by the parties.

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23. Compliance with Policies and Law; Severability. This Agreement is subject to all applicable Arizona Board of Regents policies. In addition, nothing in this Agreement shall be construed to require the commission of any act contrary to law. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid, illegal or unenforceable, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, unless such construction would materially alter the meaning of this Agreement.

24. No Third-Party Beneficiaries. Except as expressly set forth herein, the parties hereto agree that there are no third-party beneficiaries of any kind to this Agreement.

25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and within the jurisdiction of the [***], and without reference to the conflict or choice of laws principles of any jurisdiction. Unless otherwise separately agreed in writing, the parties agree that any and all claims arising under or related to this Agreement shall be governed by [***] law and heard and determined only in the courts of the [***] located in [***], and the parties irrevocably agree to submit themselves to the exclusive and personal jurisdiction of those courts and irrevocably waive any and all rights any such party may now or hereafter have to object to such jurisdiction or the convenience of the forum.

26. Execution in Counterparts; Facsimile or Electronic Transmission. This Agreement may be executed in counterparts, and by facsimile or electronic transmission.

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IN WITNESS WHEREOF, AzTE and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

ARIZONA SCIENCE & TECHNOLOGY ENTERPRISES, LLC dba ARIZONA TECHNOLOGY ENTERPRISES		CRESTOVO LLC

By:	/s/ Thomas C. Goodman	By:	/s/ Joseph M. Lobacki
Name:	Thomas C. Goodman	Name:	Joseph M. Lobacki
Title:	VP for Business Dev., L.S.	Title:	COO

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Exhibit A

[***]

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FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment to the Exclusive License Agreement (“First Amendment”) amends the Agreement (as defined below) and is entered into as of the 5th day of July 2018 (“First Amendment Date”) by and between Skysong Innovations, LLC, d/b/a Arizona Technology Enterprises (“AzTE”), and Finch Research and Development LLC (formerly known as Crestovo, LLC), a Delaware corporation (“Company”).

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WHEREAS, Company and AzTE entered into that certain Exclusive License Agreement dated July 3, 2017 (“Agreement”) to commercialize intellectual property owned by the Arizona Board of Regents on behalf of Arizona State University (“ASU”);

WHEREAS, AzTE is ASU’s intellectual property management company and has an exclusive license to all ASU technology, including, without limitation, the technology subject to the Agreement and this First Amendment; and

WHEREAS, AzTE and Company desire to add certain technology to the Agreement by placing such technology (identified below) within the scope of Exhibit A of the Agreement.

AGREEMENT

NOW THEREFORE, the parties agree as follows:

1. The following is hereby added to Exhibit A of the Agreement:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2. Except as expressly amended herein, the provisions of the Agreement shall remain in full force and effect in accordance with the terms thereof.

IN WITNESS WHEREOF, both AzTE and Company have executed this First Amendment, in duplicate originals, by their duly authorized respective officers, as of the date first written above.

SKYSONG INNOVATIONS, LLC		FINCH RESEARCH AND DEVELOPMENT LLC

By:	/s/ Kyle N. Siegal	By:	/s/ Benjamin D. Enerson
Name:	Kyle N. Siegal	Name:	Benjamin D. Enerson
Title:	VP and Chief Patent Counsel	Title:	VP and General Counsel